As filed with the Securities and Exchange Commission on February 25, 1999
                                           Registration Statement No. 333-49795

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                      POST-EFFECTIVE AMENDMENT NO. 6
                                      ON
                                   FORM S-3*
                                    TO THE
                            REGISTRATION STATEMENT
                         ORIGINALLY FILED ON FORM S-1
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                             MAC-GRAY CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

               Delaware                              04-3361982
    (State or Other Jurisdiction of               (I.R.S. Employer
    Incorporation or Organization)               Identification No.)

                                22 Water Street
                        Cambridge, Massachusetts 02141
                                (617) 492-4040
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Office)

                          STEWART GRAY MACDONALD, JR.
                     Chairman and Chief Executive Officer
                             Mac-Gray Corporation
                                22 Water Street
                        Cambridge, Massachusetts 02141
                                (617) 492-4040
 (Name, Address, Including Zip Code and Telephone Number, Including Area Code,
                             of Agent for Service)

                                ---------------

                                  Copies to:
                             STUART M. CABLE, P.C.
                          Goodwin, Procter & Hoar LLP
                                Exchange Place
                       Boston, Massachusetts 02109-2881
                                (617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Post-Effective Amendment becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

This Post-Effective Amendment to the Registration Statement shall become effective upon order of the Commission pursuant to Section 8(c) of the Securities Act of 1933, as amended.

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* Filed as a Post-Effective Amendment on Form S-3 to such Form S-1
  Registration Statement pursuant to the provisions of Rule 401(e) and the procedure described therein.

PROSPECTUS

                              MAC-GRAY CORPORATION
                                22 Water Street
                         Cambridge, Massachusetts 02141
                                 (617) 492-4040

                                 250,000 SHARES
                          [MAC-GRAY LOGO APPEARS HERE]

                                  COMMON STOCK

The following stockholders of Mac-Gray Corporation may offer and sell these shares from time to time: Peter B. Finn, Edward J. Goulart, Ronald R. Jalbert, Robert W. LaRoche, David Luongo, Joseph J. Tischler and Massachusetts Capital Resource Company. We issued the shares to these selling stockholders on April 23, 1998 in connection with our acquisition of Copico, Inc.

The selling stockholders will receive all of the net proceeds from the sale of the shares. These stockholders will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares. We will not receive any proceeds from the sale of the shares.

You should consider carefully the risk factors beginning on page 3 of this prospectus before purchasing any of the shares of common stock offered hereby.

Our common stock is listed on the New York Stock Exchange under the symbol "TUC." On February 24, 1999, the last reported sales price of the common stock was $8.9375 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with different information.

             The date of this Prospectus is February 25, 1999

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
FORWARD-LOOKING STATEMENTS................................................   3
RISK FACTORS..............................................................   3
  The success of our acquisition strategy depends upon our ability to
   access capital on acceptable terms. ...................................   3
  Our cash flows may not be sufficient to finance the significant capital expenditures required to replace equipment and implement new
   technology. ...........................................................   3
  Our indebtedness may limit the use of our cash flow and restrict our
   flexibility. ..........................................................   4
  Our operations could be disrupted if we were unable to renew our leases.
   .......................................................................   4
  It is uncertain whether the market will readily accept our products
   using new technology. .................................................   4
  Competition on local and national levels may hinder our ability to
   expand. ...............................................................   5
  Our operations could be disrupted if we are unable to continue our
   relationships with Maytag and other suppliers. ........................   5
  Our growth strategy may not be successful if we are unable to acquire and integrate
   new businesses. .......................................................   5
  Our MicroFridge(R) products may be susceptible to product liability
   claims for which our insurance may not be adequate. ...................   6
  Our reliance upon common law and contractual intellectual property
   rights may be insufficient to protect us from adverse claims. .........   6
  Principal stockholders, directors and executive officers could exercise
   control and prevent a sale or merger. .................................   6
  Provisions of our charter and bylaws and Delaware law could have the
   effect of discouraging takeovers. .....................................   7
AVAILABLE INFORMATION.....................................................   8
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   9
BUSINESS..................................................................  11
  General.................................................................  11
  Recent Developments.....................................................  11
USE OF PROCEEDS...........................................................  11
DESCRIPTION OF CAPITAL STOCK..............................................  11
  Authorized and Outstanding Capital Stock................................  11
  Material Provisions of Our Charter and Bylaws...........................  12
  Statutory Business Combination Provision................................  15
  Transfer Agent and Registrar............................................  15
THE SELLING STOCKHOLDERS AND THE OFFERED SHARES...........................  16
  Background..............................................................  16
  Registration Rights Agreement...........................................  16
PLAN OF DISTRIBUTION......................................................  17
LEGAL MATTERS.............................................................  19
EXPERTS...................................................................  19

                           FORWARD-LOOKING STATEMENTS

Some of the statements incorporated by reference or made in this prospectus under the captions "Risk Factors" and "Business," and elsewhere in this prospectus or in documents incorporated by reference are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. When we use the words "anticipate," "assume," "believe," "estimate," "expect," "intend," and other similar expressions in this prospectus, we generally intend to identify forward-looking statements. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect our actual results, performance or achievements. Factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the factors described under "Risk Factors" in this prospectus. You should carefully review all of the factors described below, which may not be an exhaustive list of these factors.

                                  RISK FACTORS

A purchase of our common stock involves various risks. You should consider the following risk factors:

The success of our acquisition strategy depends upon our ability to access capital on acceptable terms.

The success of our growth strategy is dependent upon our ability to identify, finance and consummate acquisitions on acceptable financial terms. Our access to capital is subject to the following risks:

 . use of our common stock as acquisition consideration may result in dilution to our stockholders;

 . if our common stock does not maintain a sufficient valuation or if potential acquisition candidates are unwilling to accept shares of our common stock, then we will be required to use more cash resources or other consideration to make acquisitions;

 . if we are unable to generate sufficient cash for acquisitions from existing operations, our ability to make acquisitions could be adversely affected unless we are able to obtain additional capital through external financings or to borrow sufficient amounts; and

 . funding our acquisition program through debt financing will result in additional leverage.

Our cash flows may not be sufficient to finance the significant capital expenditures required to replace equipment and implement new technology.

We must continue to make capital expenditures in order to replace our existing equipment, which requires significant operating financing. In addition, our plan to use smart-card based technologies with our equipment will also require significant capital expenditures. While we anticipate that our existing capital resources, as well as cash from operations, will be adequate to finance anticipated capital expenditures, we cannot assure you that our resources or cash flows will be sufficient. To the extent that our available resources are insufficient to fund capital requirements, we may need to raise additional funds through public or private financings or curtail our capital expenditures. Such financings may not be available or available only on unfavorable terms and, in the case of equity financings, could result in dilution to our stockholders.

Our indebtedness may limit the use of our cash flow and restrict our flexibility.

In the event we significantly increase the outstanding indebtedness under our credit facility, the increased indebtedness could:

 . require us to use a substantial portion of our cash flow from operations to make payments on our indebtedness, leaving less cash flow available for other purposes;

 . materially limit or impair our ability to obtain financing in the future for working capital needs, capital expenditures, acquisitions, investments, general corporate or other purposes; and

 . reduce our flexibility to respond to changing business and economic conditions.

The credit facility requires us to comply with various financial and other operating covenants. Our failure to comply with any of these covenants, which the lender does not waive, would permit the lender to accelerate our loan. An acceleration of our loan could have a material adverse effect on our business.

Our operations could be disrupted if we were unable to renew our leases.

Our business is highly dependent upon the renewal of our leases with property owners, colleges and universities and public housing authorities. We have traditionally relied upon exclusive, long-term leases with our customers, as well as frequent customer interaction and an historical emphasis on customer service, to assure continuity of financial and operating results. We cannot assure you that:

 . we will be able to continue to secure long-term exclusive leases with our customers on favorable terms;

 .  we will be able to successfully renew our existing leases as they expire; or

 . we will not experience a loss of business if property owners or management companies choose to vacate properties as a result of economic downturns that impact occupancy levels.

Any failure by us to continue to obtain long-term exclusive leases with a substantial number of our customers, or to successfully renew our existing leases as they expire, could have a material adverse effect on our business.

It is uncertain whether the market will readily accept our products using new technology.

We are currently introducing, and intend to introduce in the future, new products and services using smart card based technologies. While we believe that cashless transactions will be attractive to our customers and will provide us with various benefits, we cannot assure you that there will be widespread acceptance of these products by property owners, managers, colleges and universities and residents. Furthermore, there is a risk that technical or operational problems may arise from the implementation of smart card based technologies. Accordingly, we cannot assure you that the incremental revenue and cost efficiencies associated with technological enhancements, such as the smart card, will justify the significant capital expenditures associated with these enhancements.

Competition on local and national levels may hinder our ability to expand.

The card and coin-operated laundry services industry is highly competitive, both locally and nationally. On the local level, private businesses tend to have long-standing relationships with property owners and managers in their specific geographic market. On the national level, there are two large companies participating in the industry consolidation, each of which has significantly larger installed machine bases than we do. These larger companies tend to have significant operational and managerial resources to devote to expansion and to capture additional market share. These competitive forces may increase purchase prices for future acquisitions to levels that make the acquisitions less attractive or uneconomical. Accordingly, we cannot assure you that we will be able to compete effectively in any specific geographic location in the business of supplying laundry equipment services to property owners and managers or in the acquisition of other businesses.

Our operations could be disrupted if we are unable to continue our relationships with Maytag and other suppliers.

We currently purchase more than 90% of the equipment that we use in our laundry route business from Maytag Corporation. In addition, we derive a significant amount of our non-laundry route revenue, as well as competitive advantages, from our position as a distributor of Maytag commercial laundry products. Although the agreements between us and Maytag Corporation may be terminated by either party upon written notice, Maytag Corporation has never terminated any of our agreements. We also currently purchase substantially all of our smart-card based equipment from Schlumberger Technologies, Inc., a manufacturer of card-based electronic transaction systems. In addition, we currently procure a substantial amount of the products used by our Intirion business unit from a limited number of suppliers, including Sanyo E&E Corporation. If our suppliers terminated or demanded a substantial revision of the contracts or business relationships we currently have with them, there may be a delay in finding a replacement, if a suitable one can be found at all, and an inability to find terms as favorable as the current terms.

Our growth strategy may not be successful if we are unable to acquire and integrate new businesses.

Our growth strategy depends, in part, on our ability to acquire and successfully integrate and operate additional businesses. While we generally believe that our management team and business structure enable us to operate a significantly larger and more diverse operation, we may be exposed to the following risks in connection with finding, completing, and successfully integrating acquisitions:

 . the inability to effectively and efficiently integrate the assets of the acquired business with our own;

 .  the inability to increase the revenue and profit of the acquired business;

 . the expenditure of a disproportionate amount of our money and management time integrating acquired businesses, particularly operations located in new regions and operations involving new lines of business; and

 . future acquisitions accounted for under the purchase method of accounting may result in the recording of goodwill, the amortization of which may reduce our net income.

Our MicroFridge(R) products may be susceptible to product liability claims for which our insurance may not be adequate.

Through Intirion, we market and distribute MicroFridge(R), a combination microwave and refrigerator. The sale and distribution of MicroFridge(R), as well as our other products, entails a risk of product liability claims. Further, although MicroFridge(R) is manufactured by third parties under contract with Intirion, Intirion may be subject to risks of product liability claims related to this manufacture. Potential product liability claims may exceed the amount of our insurance coverage or may be excluded from coverage. We cannot assure you that we will be able to renew our existing insurance at a cost and level of coverage comparable to that presently in effect, if at all. In the event that Intirion is held liable for a claim against which it is not indemnified or for damages exceeding the limits of our insurance coverage, the claim could have a material adverse effect on our business.

Our reliance upon common law and contractual intellectual property rights may be insufficient to protect us from adverse claims.

We rely upon certain trademark, service mark, copyright, patent and trade secret laws, employee and third-party non-disclosure and non-solicitation agreements and other methods to protect our proprietary rights. We periodically make filings with the Patent and Trademark Office to protect some of our proprietary rights, although we have traditionally relied upon the protections afforded by contract rights and through common law ownership rights. We cannot assure you that these contract rights and legal claims to ownership will adequately protect us and our operations from adverse claims. In addition, any adverse claims or litigation, with or without merit, could be costly and could divert management's attention from the operation of our business.

Principal stockholders, directors and executive officers could exercise control and prevent a sale or merger.

As of February 24, 1999, our principal stockholders, directors and executive officers and their affiliates beneficially owned in the aggregate nearly 50% of the outstanding shares of our common stock. This percentage ownership does not include options to purchase 423,530 shares of our common stock held by some of these persons, 176,810 of which are currently exercisable. If these affiliates exercised any of their options, then the ownership of our common stock would be further concentrated, and if they exercised a sufficient number of options, they would collectively own a majority of the outstanding shares of our common stock. As a result of this concentration in ownership, these stockholders, if they were to act together, could have the ability, as a practical matter, to significantly influence the outcome of the election of our directors and all other matters requiring approval by a majority of our stockholders. Matters requiring stockholder approval include significant corporate transactions, such as mergers and sales of all or substantially all of our assets. The concentration of ownership in our affiliates, together, in some cases, with specific provisions of our charter and bylaws, as described below, and applicable sections of the corporate law of Delaware, may have the effect of delaying or preventing a change in control of Mac-Gray. A discussion of this anti-takeover effect appears below.

Provisions of our charter and bylaws and Delaware law could have the effect of discouraging takeovers.

Specific provisions of our charter and bylaws, as described below, sections of the corporate law of Delaware and powers of the board of directors may discourage takeover attempts not first approved by the board of directors, including takeovers which some stockholders may deem to be in their best interests. These provisions and powers of the board of directors could delay or prevent the removal of incumbent directors or the assumption of control by stockholders, even if the particular removal or assumption of control would be beneficial to stockholders. These provisions and powers of the board of directors also could discourage or make more difficult a merger, tender offer or proxy contest, even if these events would be beneficial, in the short term, to the interests of stockholders. The anti-takeover provisions and powers of the board of directors include, among other things:

 . ability of the board of directors to issue shares of preferred stock and to establish the voting rights, preferences and other terms of such preferred stock,

 .  a classified board of directors serving staggered three-year terms;

 .  the elimination of stockholder voting by written consent;

 .  the absence of cumulative voting for directors;

 .  the removal of directors only for cause;

 . the vesting of exclusive authority in the board of directors to determine the size of the board of directors and, subject to the rights of holders of any series of preferred stock, if issued, to fill vacancies thereon;

 . the vesting of exclusive authority in the board of directors, except as otherwise required by law, to call special meetings of stockholders;

 . advance notice requirements for stockholder proposals and nominations for election to the board of directors; and

 . ownership restrictions, under the corporate law of Delaware, with limited exceptions, upon acquirors including their affiliates and associates of 15% or more of our common stock.

                             AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares offered hereby. This prospectus, which constitutes part of the registration statement, omits portions of the information contained in the registration statement and the exhibits thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. The registration statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. In addition, we are required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, and these electronic versions are available to the public at the Commission's World-Wide Web Site, http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of the particular contract or other document filed as an exhibit to the registration statement. Each statement referring to a contract or other document is qualified in all respects by the reference made.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements, and other information with the Commission. These reports, proxy statements, and other information can be inspected and copied at the locations described above. Copies of these materials can be obtained via EDGAR or by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information may be inspected at the offices of the New York Stock Exchange (the "NYSE"), 20 Broad Street, New York, New York 10005, on which our shares of common stock are traded under the symbol "TUC."

                  INCORPORATION BY REFERENCE OF DOCUMENTS

             FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

The following documents that we previously filed with the Commission pursuant to the Exchange Act are incorporated by reference in this prospectus:

 . Annual Report on Form 10-K for the fiscal year ended December 31, 1997, except for Item 8 Financial Statements and Schedules, which were restated as a result of the pooling-of-interests with Intirion Corporation which occurred on March 12, 1998;

 .  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998;

 . Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, as amended by Form 10-Q/A filed December 24, 1998;

 .  Quarterly Report on Form 10-Q for the fiscal quarter ended September 30,
   1998, as amended by Form 10-Q/A filed December 24, 1998;

 .  Current Report on Form 8-K filed March 5, 1998;

 .  Current Report on Form 8-K filed March 17, 1998;

 .  Current Report on Form 8-K filed March 24, 1998;

 .  Current Report on Form 8-K filed April 3, 1998;

 .  Current Report on Form 8-K filed May 8, 1998, as amended by Form 8-K/A filed
   May 11, 1998 and Form 8-K/A filed July 7, 1998;

 .  Current Report on Form 8-K filed June 15, 1998;

 .  Current Report on Form 8-K filed August 28, 1998;

 .  Current Report on Form 8-K filed November 13, 1998;

 . Current Report on Form 8-K filed November 17, 1998 which contains restated financial statements;

 .  Current Report on Form 8-K filed December 11, 1998; and

 . the description of our common stock contained in our registration statement on Form 8-A dated October 14, 1997.

All of the documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of all of the shares offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of each respective document. We will provide you or any beneficial owner to whom a prospectus is delivered, upon oral or written request, without charge, a copy of any or all of the documents incorporated herein by reference, other than exhibits thereto, unless those exhibits are specifically incorporated by reference into the documents. You should direct requests for copies to:

Mac-Gray Corporation, 22 Water Street, Cambridge, Massachusetts, Attention:
Chief Financial Officer (Tel. # (617) 492-4040). In addition, the public may read and copy any materials we filed with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

If a statement in a subsequently filed document that this prospectus incorporates by reference differs from a statement in this prospectus, you should rely upon the different statement contained in the subsequently filed document, to the extent it is different.

                                    BUSINESS

General

We derive our revenue principally through the operation and maintenance of card and coin-operated laundry rooms in multiple housing facilities, such as apartment buildings, colleges and universities, condominiums and public housing complexes. We operate our laundry rooms under long-term leases with property owners, colleges and universities and governmental agencies. The leases typically grant us the exclusive right to operate laundry rooms on the lessor's premises for a fixed term, which is generally seven to ten years, in exchange for a percentage of the revenue collected. Our laundry route business consists of more than 155,000 laundry machines, operated in over 25,000 multiple housing laundry rooms located in 27 states.

We also derive revenue as a distributor and servicer of commercial laundry equipment manufactured by Maytag Corporation, and sell laundry equipment manufactured by American Dryer, The Dexter Company, and Whirlpool Corporation to provide several alternatives in machine type, cost and capacity. Additionally, we sell or rent laundry equipment to restaurants, hotels, health clubs and similar institutional users that operate their own on-premises laundry facilities.

Recent Developments

The board of directors and our senior lenders have approved a stock repurchase plan under which we are authorized to spend up to eight million dollars ($8,000,000) to acquire shares of our common stock in the open market during the next twelve months. Accordingly, we may repurchase shares from time to time and in amounts as market conditions warrant, subject to regulatory considerations.

                                USE OF PROCEEDS

We will not receive any of the proceeds of the sale, if any, of the shares offered by this prospectus.

                          DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 30,000,000 shares of common stock and 5,000,000 shares of undesignated preferred stock issuable in series by the board of directors. As of February 24, 1999, there were 12,781,628 shares of common stock outstanding that were held of record by 97 stockholders. We do not intend the following summary description of the our capital stock to be complete. We refer you to our charter and the bylaws for a more complete description of our capital stock.

The Common Stock. The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive dividends, if any, as the board of directors may declare from time to time from funds legally available for dividends. The possible issuance of preferred stock with a preference over the common stock as to dividends could impact the dividend rights of holders of common stock. Holders of common stock are not entitled to cumulative voting rights. Therefore, the holders of a majority of the shares voted in the election of directors can elect all of the directors then standing for election, subject to the rights of the holders of any then outstanding preferred stock, if and when issued. The holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. Upon our voluntary or involuntary liquidation, dissolution or winding up, our net assets shall be distributed pro rata to the holders of the common stock in accordance with their respective rights and interests, subject to the rights and interests of the holders of preferred stock, if and when issued. All outstanding shares of common stock are fully paid and non-assessable.

Our charter and bylaws provide, subject to the rights of the holders of any preferred stock then outstanding, that the board of directors shall fix the number of directors. The directors, other than those who may be elected by the holders of any preferred stock, are divided into three classes, as nearly equal in number as possible, with each class serving for a three-year term. Subject to any rights of the holders of preferred stock to elect directors and to remove any director whom the holders of the preferred stock had the right to elect, any director may be removed from office only with cause and by the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of the director.

Undesignated Preferred Stock. The board of directors is authorized, without further action of our stockholders, to issue up to 5,000,000 shares of preferred stock in classes or series. In addition, the board of directors may fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereon as set forth in our charter. Any preferred stock we issue may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock.

The purpose of authorizing the board of directors to issue preferred stock is, in part, to eliminate delays associated with a stockholder vote on individual issuances. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring or seeking to acquire, a significant portion of the outstanding common stock.

Material Provisions of Our Charter and Bylaws

General. A number of provisions of our charter and bylaws concern matters of corporate governance and the rights of stockholders. These provisions, as well as the ability of the board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, may have the following effects:

 . discourage takeover attempts not first approved by the board of directors, including takeovers which individual stockholders may deem to be in their best interests;

 . the classified board of directors could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if the particular removal or assumption would be beneficial to our stockholders;

 . discourage or make more difficult a merger, tender offer or proxy contest, even if such a transaction or contest could be favorable to the interests of stockholders; and

 .  potentially depress the market price of the common stock.

We believe that these provisions are appropriate to protect our interests and the interests of our stockholders. The board of directors has no present plans to adopt any other measures or devices which may be deemed to have an "anti-takeover effect."

Meetings of Stockholders. Our bylaws provide that a special meeting of stockholders may be called only by the board of directors unless otherwise required by law. Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting, unless otherwise provided by law. In addition, our bylaws set forth other requirements, such as advance notice and informational requirements and time limitations on any director nomination or any new business which a stockholder wishes to propose for consideration at an annual meeting of stockholders.

No Stockholder Action by Written Consent. Our charter provides that, for so long as we have a class of stock registered pursuant to the provisions of the Exchange Act, any action required or permitted to be taken by our stockholders at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof.

Indemnification and Limitation of Liability. Our bylaws provide that we shall indemnify our directors and officers and that in the discretion of the board of directors we may indemnify non-officer employees to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. This indemnification shall be for all expenses and liabilities reasonably incurred in connection with the provision of service for or on our behalf, and further permits the advancing of expenses incurred in defense of claims. Our bylaws also provide that the right of directors and officers to indemnification shall be a contractual right and shall not be exclusive of any other right now possessed or hereafter acquired under any bylaw, agreement, vote of stockholders or otherwise. Our charter contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations. However, our charter provides that we shall not indemnify a director for breaches where the director has:

 .  breached his or her duty of loyalty;

 .  failed to act in good faith;

 .  engaged in intentional misconduct or a knowing violation of law;

 .  paid a dividend or approved a stock repurchase in violation of the Delaware
   General Corporation Law; or

 .  obtained an improper personal benefit.

This provision does not alter a director's liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

Amendment of Our Charter. Our charter provides that an amendment to it must first be approved by a majority of the board of directors and, with limited exceptions, thereafter approved by the holders of a majority of the outstanding shares entitled to vote on the amendment, and the affirmative vote of a majority of the outstanding shares of each class entitled to vote thereon as a class. In addition, the affirmative vote of not less than 80% of the outstanding shares entitled to vote on an amendment, and the affirmative vote of not less than 80% of the outstanding shares of each class entitled to vote thereon as a class is required if the amendment would amend provisions of our charter relating to:

 .  prohibition of stockholder action by written consent;

 .  establishment, composition and powers of the board of directors;

 .  limitation of director liability; and

 .  amendments to our charter.

Amendment of Our Bylaws. Our charter provides that our bylaws may be amended or repealed by the board of directors or by the stockholders. An amendment or repeal by the board of directors requires the affirmative vote of a majority of the directors then in office. An amendment or repeal by the stockholders requires the affirmative vote of the holders of at least three-fourths of the total votes present and eligible to be cast by holders of voting stock voting as a single class with respect to the amendment or repeal at an annual meeting of stockholders or a special meeting called for that purpose. However, if the board of directors recommends that the stockholders approve the amendment or repeal at the meeting, then the amendment or repeal shall only require the affirmative vote of a majority of the total votes present and eligible to be cast by holders of voting stock voting as a single class with respect to the amendment or repeal.

Ability to Adopt Stockholder Rights Plan. The board of directors may in the future resolve to take measures designed to discourage persons seeking to gain control over us by means of a merger, tender offer, proxy contest or otherwise, if the change in control is not in our best interests or the best interests of our stockholders. These measures may include:

 . issuing shares of preferred stock or rights to acquire shares of preferred stock;

 . implementing a stockholder rights plan which creates voting or other impediments; and

 . implementing a plan to distribute shares to a third-party investor, a group of investors or stockholders or an employee stock ownership plan.

The board of directors has no present intention of taking any of these measures and is not aware of any attempt to obtain control over us.

Statutory Business Combination Provision

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 provides, with limited exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person, or an affiliate or associate of that person, who is an "interested stockholder" for a period of three years from the date that the person became an interested stockholder. This prohibition does not apply where:

 . the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors before the person becomes an interested stockholder;

 . the interested stockholder acquired 85% or more of our outstanding voting stock in the same transaction that makes it an interested stockholder, excluding shares owned by persons who are both officers and directors, and shares held by particular employee stock ownership plans; or

 . on or after the date the person becomes an interested stockholder, the business combination is approved by the board of directors and by the holders of at least two-thirds of our outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder.

Under Section 203, an "interested stockholder" is defined, with limited exceptions, as any person that is (1) the owner of 15% or more of the outstanding voting stock of the corporation or (2) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether the person is an interested stockholder.

A corporation may, at its option, exclude itself from the coverage of Section 203 by amending its certificate of incorporation or bylaws by action of its stockholders to exempt itself from coverage; provided, however, that the bylaw or charter amendment shall not become effective until 12 months after the date the stockholders adopt this exclusion. Neither our charter nor bylaws contain an exclusion from Section 203.

Transfer Agent and Registrar

State Street Bank and Trust Company is the transfer agent and registrar for our common stock.

               THE SELLING SECURITYHOLDERS AND THE OFFERED SHARES

Background

The selling stockholders, who are former shareholders of Copico, Inc., acquired the shares offered by this prospectus pursuant to a stock purchase agreement dated March 31, 1998. Our acquisition of Copico, Inc. and the selling stockholders' acquisition of the shares were consummated on April 23, 1998.

Registration Rights Agreement

In connection with the acquisition of Copico, Inc., we entered into a registration rights agreement with the selling stockholders. The material provisions of the registration rights agreement are set forth below. A copy of the form of the registration rights agreement which was entered into in connection with the consummation of the acquisition of Copico, Inc. has been filed as an exhibit to the registration statement and can be obtained in the manner described under "Available Information."

Resale Registration. To facilitate the resale by the selling stockholders of the shares offered hereby, we have agreed to use commercially reasonable efforts to keep the registration statement continuously effective for a period ending with the earlier of (a) the sale of all the shares and (b) April 23, 1999.

Other Material Provisions. We will pay all expenses incident to the performance of our registration obligations under the registration rights agreement. The selling stockholders will be responsible for underwriting commissions or discounts, transfer taxes, if any, attributable to the sale of the shares, any fees or expenses of any counsel, accountants or other persons retained or employed by the selling stockholders and out-of-pocket expenses of the selling stockholders and their agents, including, without limitation, any travel costs.

The registration rights agreement contains customary indemnification provisions whereby we are obligated to indemnify and hold harmless the selling stockholders and if applicable, their officers, directors, employees, agents and those who control any selling stockholders, in connection with liabilities relating to the registration of shares. The selling stockholders are obligated under defined circumstances to indemnify and hold us and our officers, directors, employees, agents and those who control us harmless, in connection with liabilities relating to the registration of the shares.

                                                   Common    Common    Common
                                                   Stock     Stock      Stock
                                                   Owned   Registered   Owned
    Name of                                       Prior to    for       After
 Securityholder                                    Resale    Resale   Resale(1)
 --------------                                   -------- ---------- ---------
 Peter B. Finn...................................   2,500     2,500      --
 Edward J. Goulart...............................  67,900    67,900      --
 Ronald R. Jalbert...............................  58,200    58,200      --
 Robert W. LaRoche...............................  67,900    67,900      --
 David Luongo....................................   2,500     2,500      --
 Joseph J. Tischler..............................   2,500     2,500      --
 Massachusetts Capital Resource Company..........  48,500    48,500      --

--------

(1) Assumes that the selling stockholders sell all the shares and do not acquire additional shares of our common stock.

                              PLAN OF DISTRIBUTION

The selling stockholders may sell the shares:

 . directly to purchasers as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions, which may involve crosses or block transactions;

 .  on any exchange or in the over-the-counter market;

 . in transactions otherwise than in the over-the-counter market or on an exchange;

 . through the writing of options on the shares, whether these options are listed on an options exchange or otherwise; or

 .  through settlement of short sales of the shares.

The price at which the selling stockholders sell the shares, which will be determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers, agents or purchasers, may be:

 .  the market price prevailing at the time of sale;

 .  a price related to the prevailing market price;

 .  varying prices determined at the time of sale; or

 .  negotiated or fixed prices.

If the selling stockholders effect transactions by selling the shares to or through underwriters, brokers, dealers or agents, then the underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares for whom they may act as agent. Any discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved. The selling stockholders and any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit they make on the sale of the shares and any discounts, concessions or commissions they receive may be deemed to be underwriting discounts and commissions under the Securities Act.

The anti-manipulation rules under the Securities Exchange Act of 1934, including Regulation M, may apply to sales of the shares in the market and to the activities of the selling stockholders and broker-dealers or agents acting on their behalf, as well as to purchasers who have a control relationship or are acting with the selling stockholders or these broker-dealers and agents. Regulation M applies to persons involved in "distributions" of securities, which are sales that differ from ordinary brokerage transactions because of their size and special efforts to sell the securities. If the selling stockholders or these other parties are engaged in a distribution of the shares, Regulation M would generally prohibit bids for and purchases of the shares during a specified period beginning before the person's involvement in the distribution and ending when the person was no longer participating in the distribution. Regulation M also prohibits bids and purchases that are related to offers of the shares by the selling stockholders and are intended to fix or maintain the price of the shares on the market. The general effect of Regulation M is to prohibit market transactions by or on behalf of the selling stockholders that would have the effect of maintaining or stabilizing the market price of the shares.

To the extent not described herein and as otherwise required by law, the specific amount of the shares being offered or sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer or sale will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

We will not receive any of the proceeds of the sale of the shares by any selling stockholder.

Under the securities laws of various states, the shares may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

                                 LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon by Goodwin, Procter & Hoar LLP.

                                    EXPERTS

Our consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years ended December 31, 1997, 1996 and 1995 and the combined financial statements of Sun Services of America, Inc. and R. Bodden Coin-Op-Laundry, Inc. as of and for the year ended December 31, 1996 incorporated in this prospectus by reference to the Current Report on Form 8-K dated November 17, 1998, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements of Amerivend Corporation as of December 31, 1997 incorporated in this prospectus by reference to our Current Report on Form 8-K/A dated July 7, 1998, have been so incorporated in reliance on the reports of Morrison, Brown, Argiz & Company, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses in connection with the sale and distribution of the shares, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Commission's registration fee and the NYSE listing fee:

   Nature of Expense                                                                Amount
   -----------------                                                                ------
Commission registration fees......................................................      +
NYSE listing fee..................................................................      +
Legal fees and expenses...........................................................      +
Accounting fees and expenses......................................................      +
Printing expenses.................................................................      +
Miscellaneous.....................................................................      +
                                                                                     ---
  Total...........................................................................      +
                                                                                     ===

--------
+ Previously filed.

Item 15. Indemnification of Directors and Officers.

In accordance with Section 145 of the Delaware General Corporation Law (the "DGCL"), Article VII of the charter of Mac-Gray Corporation (the "Mac-Gray Charter") provides that no director of Mac-Gray Corporation ("Mac-Gray") shall be personally liable to Mac-Gray or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Mac-Gray or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Mac-Gray Charter provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Mac-Gray shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Article V of the bylaws of Mac-Gray (the "Mac-Gray Bylaws") provides for indemnification by Mac-Gray of its directors and officers and certain non-officer employees under certain circumstances against expenses (including attorneys fees, judgments, penalties, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of Mac-Gray unless it is determined that such person did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Mac-Gray, and, with respect to criminal actions or proceedings, such person had no reasonable cause to believe his or her conduct was unlawful.

Mac-Gray has entered into indemnification agreements with each of its directors reflecting the foregoing provisions of the Mac-Gray By-laws and requiring the advancement of expenses in proceedings involving directors in most circumstances and also intends to purchase directors' and officers' insurance to provide additional protections to the directors and officers of Mac-Gray in certain circumstances.

Item 16. Exhibits.

Certain exhibits indicated below are incorporated by reference to documents of Mac-Gray on file with the Commission: (i) each exhibit marked by a cross (+) was previously filed as an exhibit to Mac-Gray's Registration Statement on Form S-1 (No. 333-33669) and the number in parentheses following the description of the exhibit refers to the exhibit number in the Form S-1; (ii) each exhibit marked by an asterisk (*) was previously filed as an exhibit to Mac-Gray's Registration Statement, as amended (No. 333-45899); (iii) each exhibit marked by an (X) was previously filed as an exhibit to Mac-Gray's Registration Statement on Form S-1, as amended (No. 333-49795); and (iv) each exhibit marked by a (Z) was previously filed as an exhibit to Mac-Gray's Current Report on Form 8-K dated April 23, 1998.

(a) Exhibits. The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

 2.1 Agreement and Plan of Merger, dated as of December 22, 1997, by and among Mac-Gray Corporation, MI Acquisition Corp., Intirion Corporation and Robert P. Bennett. Pursuant to Item 601(b)(2) of Regulation S-K, the Schedules referred to in the Merger Agreement are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted Schedule to the Commission upon request. The Exhibits to the Merger Agreement were included in Appendix A to the Prospectus/Proxy Statement, which is a part of the Registrant's previously filed Registration Statement on Form S-4, as amended (No. 333-45899).*

 2.2 Stock Purchase Agreement by and among Mac-Gray Services, Inc., Copico, Inc. and Certain Stockholders, dated as of March 31, 1998. X

 2.3 Stock and Asset Purchase Agreement, dated as of March 4, 1998, by and among Mac-Gray Services, Inc., Amerivend Corporation, Amerivend Southeast Corporation and certain stockholders. Z

 4.1 Specimen certificate for shares of common stock, $.01 par value, of the Registrant (4.1). +

 5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being offered. X

10.1 Registration Rights Agreement dated as of April 23, 1998 by and among Mac-Gray Corporation, Peter B. Finn, Edward J. Goulart, Ronald R. Jalbert, Robert W. LaRoche, David Luongo, Joseph J. Tischler and Massachusetts Capital Resource Company.

23.1 Consent of Counsel (included in Exhibit 5.1 hereto). X

23.2 Consent of PricewaterhouseCoopers LLP.

23.3 Consent of Morrison, Brown, Argiz & Company.

24.1 Powers of Attorney. X

(b) Financial Statement Schedules

No Financial Statement Schedules are filed herewith.

Item 17. Undertakings.

(a) Mac-Gray hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Mac-Gray, Mac-Gray has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Mac-Gray in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Mac-Gray will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mac-Gray Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, The Commonwealth of Massachusetts, on February 25, 1999.

                                          Mac-Gray Corporation

                                             /s/ Stewart Gray MacDonald, Jr.
                                          By: _________________________________
                                             Stewart Gray MacDonald, Jr.
                                             Chairman and Chief Executive
                                             Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective No. 6 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

/s/ Stewart Gray MacDonald, Jr.        Chairman and Chief          February 25, 1999
______________________________________  Executive Officer and
Stewart Gray MacDonald, Jr.             Director (Principal
                                        Executive Officer)

/s/ Michael J. Shea                    Executive Vice President    February 25, 1999
______________________________________  and Chief Financial
Michael J. Shea                         Officer (Principal
                                        Financial and Accounting
                                        Officer)

*                                      Director                    February 25, 1999
______________________________________
Jerry A. Schiller

*                                      Director                    February 25, 1999
______________________________________
John P. Leydon

*                                      Director                    February 25, 1999
______________________________________
Eugene B. Doggett

    /s/ Stewart Gray MacDonald, Jr.
*By: _________________________________
     Stewart Gray MacDonald, Jr.
           Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit
 Number                           Document Description
 -------                          --------------------
   2.1   Agreement and Plan of Merger, dated as of December 22, 1997, by and among Mac-Gray Corporation, MI Acquisition Corp., Intirion Corporation
         and Robert P. Bennett. Pursuant to Item 601(b)(2) of Regulation S-K,
         the Schedules referred to in the Merger Agreement are omitted. The
         Registrant hereby undertakes to furnish supplementally a copy of any omitted Schedule to the Commission upon request. The Exhibits to the
         Merger Agreement were included in Appendix A to the Prospectus/Proxy
         Statement, which is a part of the Registrant's previously filed
         Registration Statement on Form S-4, as amended (No. 333-45899).*
   2.2   Stock Purchase Agreement by and among Mac-Gray Services, Inc., Copico,
         Inc. and Certain Stockholders, dated as of March 31, 1998.X
   2.3   Stock and Asset Purchase Agreement, dated as of March 4, 1998, by and among Mac-Gray Services, Inc., Amerivend Corporation, Amerivend
         Southeast Corporation and certain stockholders.Z
   4.1   Specimen certificate for shares of common stock, $.01 par value, of the Registrant (4.1).+
   5.1   Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being offered.X
  10.1   Registration Rights Agreement dated as of April 23, 1998 by and among
         Mac-Gray Corporation, Peter B. Finn, Edward J. Goulart, Ronald R.
         Jalbert, Robert W. LaRoche, David Luongo, Joseph J. Tischler and
         Massachusetts Capital Resource Company.
  23.1   Consent of Counsel (included in Exhibit 5.1 hereto).X
  23.2   Consent of PricewaterhouseCoopers LLP.
  23.3   Consent of Morrison, Brown, Argiz & Company.
  24.1   Powers of Attorney.X

--------
+ Previously filed as an exhibit to Mac-Gray's Registration Statement on Form S-1 (No. 333-33669) and incorporated by reference herein. The number in parentheses following the description of the exhibit refers to the exhibit number in the Form S-1.
* Previously filed as an exhibit to Mac-Gray's Registration Statement, as amended (No. 333-45899) and incorporated by reference herein.
X Previously filed as an exhibit to Mac-Gray's Registration Statement on Form S-1, as amended (No. 333-49795).
Z Previously filed as an exhibit to Mac-Gray's Current Report on Form 8-K dated April 23, 1998.